Exhibit 99.2


                              Attachment to Form 4


                             JOINT FILER INFORMATION



Name and Address:                               Third Point Partners LP
                                                390 Park Avenue
                                                New York, NY 10022


Date of Event Requiring Statement:              06/19/07
Issuer and Ticker Symbol:                       BioFuel Energy Corp. (BIOF)
Relationship to Issuer:                         10% Owner
Designated Filer:                               Daniel S. Loeb


TABLE I INFORMATION

Title of Security:                              Common Stock
Transaction Date                                06/19/07
Transaction Code                                P
Amount of Securities and Price                  177,000 at $10.50 per share
Securities Acquired (A) or Disposed of (D)      A
Amount of Securities Beneficially Owned
     Following Reported Transactions            177,000
Ownership Form:                                 D
Nature of Indirect Beneficial Ownership:        N/A


TABLE II INFORMATION

None.